EXHIBIT 99.1

PriceSmart Announces First Quarter Results of Operation

SAN DIEGO, CA (January 17, 2006) - PriceSmart, Inc. (NASDAQ: PSMT, www.pricesmart.com) today announced its results of operations for the first quarter of fiscal year 2006, which ended on November 30, 2005.

For the first quarter of fiscal year 2006, net warehouse sales increased 21% to $166.5 million, from $137.8 million in the first quarter of fiscal year 2005. Total revenue for the first quarter was $170.0 million, compared to $141.1 million in the prior year. The Company had 23 warehouse clubs in operation as of November 30, 2005 with the opening of the Company’s fourth Costa Rican warehouse club on November 18, 2005. In the first quarter of fiscal 2005, the Company had 22 warehouse clubs in operation. The sales, revenue, and number of warehouse clubs in operation for both years do not include PriceSmart Philippines which was sold in August 2005.

The Company recorded operating income in the quarter of $3.1 million, compared to operating income of $2.4 million in the first quarter of the prior year. Net income from continuing operations was $1.4 million, or $0.05 per diluted share, in the first quarter of fiscal year 2006 compared to a net loss of $803,000, or ($0.08) per diluted share, in the first quarter of fiscal 2005.

Net income attributable to common stockholders for the first quarter was $2.0 million, or $.08 per diluted share. In the first quarter of fiscal year 2005, the Company recorded a net loss of $23.2 million, or ($2.25) per diluted share. The net loss in the prior year included $20.6 million ($2.00 per diluted share) attributable to deemed dividends related to the exchange of common stock for outstanding shares of Series A and Series B preferred stock in the first quarter of fiscal 2005.

Commenting on the first quarter results, Robert E. Price, Chairman and Interim Chief Executive Officer, said, “We are very pleased with the improvements in sales, earnings and the Company’s balance sheet. These results are a direct reflection on the outstanding performance of PriceSmart employees within the United States and in the eleven countries in which PriceSmart operates.”

About PriceSmart

PriceSmart, headquartered in San Diego, owns and operates U.S.-style membership shopping warehouse clubs in Central America and the Caribbean, selling high quality merchandise at low prices to PriceSmart members. PriceSmart now operates 23 warehouse clubs in 11 countries and one U.S. territory (four each in Panama and Costa Rica; two each in Dominican Republic, El Salvador, Guatemala, Honduras, and Trinidad; and one each in Aruba, Barbados, Jamaica, Nicaragua and the United States Virgin Islands). On August 12, 2005, PriceSmart completed the sale of its interest in its PriceSmart Philippines subsidiary.

This press release may contain forward-looking statements concerning the Company’s anticipated future revenues and earnings, adequacy of future cash flow and related matters. These forward-looking statements include, but are not limited to, statements containing the words “expect,” “believe,” “will,” “may,” “should,” “project,” “estimate,” “scheduled,” and like expressions, and the negative thereof. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the following risks: the Company had a substantial net losses in fiscal 2003, 2004 and 2005, and may continue to incur losses in future periods; if the Company fails to comply with covenants governing its indebtedness, the lenders may elect to accelerate the Company’s indebtedness and foreclose on the collateral pledged to secure the indebtedness; the Company’s financial performance is dependent on international operations which exposes the Company to various risks; any failure by the Company to manage its widely dispersed operations could adversely affect the Company’s business; although the Company has taken and continues to take steps to improve significantly its internal controls, there may be material weaknesses or significant deficiencies that the Company has not yet identified; the Company faces significant competition; the Company faces difficulties in the shipment of and inherent risks in the importation of merchandise to its warehouse clubs; the Company is exposed to weather and other risks associated with international operations; declines in the economies of the countries in which the Company operates its warehouse clubs would harm its business; a few of the Company’s stockholders have control over the Company’s voting stock, which will make it difficult to complete some corporate transactions without their support and may prevent a change in control; the loss of key personnel could harm the Company’s business; the Company is subject to volatility in foreign currency exchange; the Company faces the risk of exposure to product liability claims, a product recall and adverse publicity; a determination that the Company’s long-lived or intangible assets have been impaired could adversely affect the Company’s future results of operations and financial position; and the Company faces increased costs and compliance risks associated with compliance with Section 404 of the Sarbanes-Oxley Act of 2002; as well as the other risks detailed in the Company’s SEC reports, including the Company’s Form 10-K filed pursuant to the Securities Exchange Act of 1934 on November 29, 2005. We assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events. Certain prior period amounts may have been reclassified to conform to the current period presentation.

For further information, please contact Robert E. Price, Interim Chief Executive Officer (858) 551-2336; or John M. Heffner, Executive Vice President and Chief Financial Officer (858) 404-8826.

PRICESMART, INC.

CONSOLIDATED BALANCE SHEETS

(AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

	November 30, 2005	August 31, 2005
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$24,344	$30,147
Short-term restricted cash	7,399	7,331
Receivables, net of allowance for doubtful accounts of $2,252 and $2,260, respectively	2,464	1,759
Receivables from unconsolidated affiliate	106	811
Merchandise inventories	81,157	65,719
Prepaid expenses and other current assets	8,627	8,360
Assets of discontinued operations	1,770	315

Total current assets	125,867	114,442

Long-term restricted cash	792	1,045
Property and equipment, net	155,624	142,310
Goodwill	31,279	29,600
Deferred tax asset	21,166	22,260
Other assets	4,458	4,108
Investment in unconsolidated affiliate	6,456	6,089

Total Assets	$345,642	$319,854

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term borrowings	$1,380	$1,648
Accounts payable	69,825	57,423
Accrued salaries and benefits	4,714	4,513
Deferred membership income	5,215	4,773
Income taxes payable	2,445	2,271
Other accrued expenses	11,399	12,547
Long-term debt, current portion	5,417	5,417
Liabilities of discontinued operations	634	663

Total current liabilities	101,029	89,255
Long-term deferred tax liability	903	958
Deferred rent	1,317	1,427
Accrued closure costs	3,403	3,466
Long-term debt, related party	12,500	—
Long-term debt, net of current portion	20,359	23,915

Total liabilities	139,511	119,021
Minority interest	2,633	2,560
Commitments and contingencies	—	—
Stockholders’ Equity:
Common stock, $.0001 par value, 45,000,000 shares authorized 26,403,421 and 26,031,180 shares issued and 25,968,996 and 25,596,755 shares outstanding (net of treasury shares), respectively	3	3
Additional paid-in capital	343,018	339,644
Tax benefit from exercise of stock options	3,379	3,379
Notes receivable from stockholders	(29)	(29)
Accumulated other comprehensive loss	(13,911)	(13,757)
Accumulated deficit	(119,529)	(121,534)
Less: treasury stock at cost; 434,425 shares	(9,433)	(9,433)

Total stockholders’ equity	203,498	198,273

Total Liabilities and Stockholders’ Equity	$345,642	$319,854

PRICESMART, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED—AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended November 30,
	2005	2004
Revenues:
Sales:
Net warehouse club	$166,513	$137,801
Export	—	233
Membership income	2,645	2,154
Other income	816	883

Total revenues	169,974	141,071

Operating expenses:
Cost of goods sold:
Net warehouse club	142,520	116,249
Export	—	228
Selling, general and administrative:
Warehouse club operations	18,254	16,989
General and administrative	5,726	5,092
Preopening expenses	335	—
Asset impairment and closure costs	53	143

Total operating expenses	166,888	138,701

Operating income	3,086	2,370
Other income (expense):
Interest income	312	459
Interest expense	(721)	(2,381)
Other expense, net	24	(40)

Total other expense	(385)	(1,962)

Income from continuing operations before provision for income taxes, income (loss) of unconsolidated affiliate and minority interest	2,701	408
Provision for income taxes	(1,342)	(705)
Income (loss) of unconsolidated affiliate	36	(454)
Minority interest	(44)	(52)

Income (loss) from continuing operations	1,351	(803)
Discontinued operations, net of tax	654	(1,073)

Net income (loss)	2,005	(1,876)
Preferred dividends	—	(648)
Deemed dividend on exchange of common stock for preferred stock	—	(20,647)

Net income (loss) attributable to common stockholders	$2,005	$(23,171)

Basic income (loss) per share – common stockholders:
Continuing operations	$0.05	$(0.08)
Discontinued operations, net of tax	$0.03	$(0.10)
Preferred and deemed dividends	$—	$(2.07)

Attributable to common stockholders	$0.08	$(2.25)

Diluted income (loss) per share – common stockholders:
Continuing operations	$0.05	$(0.08)
Discontinued operations, net of tax	$0.03	$(0.10)
Preferred and deemed dividends	$—	$(2.07)

Attributable to common stockholders	$0.08	$(2.25)

Shares used in per share computations:
Basic	25,698	10,311

Diluted	26,005	10,311